Exhibit 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 7, 2007 (including amendments thereto) with respect to the Common Stock of Aduromed Industries, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 7, 2007                            /s/ Jill L. Winners
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                                                   Jill L. Winners

                                                   /s/ Christopher J. Winners
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                                                   Christopher J. Winners



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